Exhibit 23.3

CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

We consent to the incorporation by reference into this registration statement of The Houston Exploration Company on Form S-8 of information relating to Houston Exploration’s estimated proved reserves as set forth under the captions “Part I, Item 1 and 2. Business and Properties – Natural Gas and Oil Reserves” in Houston Exploration’s Annual Report on Form 10-K for the year ended December 31, 2003.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Danny D. Simmons

Danny D. Simmons Executive Vice President

Houston, Texas
July 30, 2004